UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 20, 2010

Ener1, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34050	59-2479377
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1540 Broadway, Suite 25C, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	212 920-3500

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 20, 2010, Ener1, Inc. (“Ener1”) and Rockport Capital Partners (“Rockport”) entered into an Exchange Agreement (the “Exchange Agreement”) pursuant to which Rockport agreed to exchange certain of its securities in Think Holdings, AS, a Norwegian company (“Think”), for restricted shares of Ener1 common stock.  Think is a Norwegian based company that develops and produces electric vehicles.  Ener1 has a substantial equity interest in Think.

The Think securities being exchanged for Ener1 common stock include the Series B Convertible Preferred Stock of Think (the “Series B Shares”).  A total of 10,206,660 Series B Shares will be exchanged for an aggregate of 4,261,281 shares of Ener1 common stock; however, the foregoing exchange incorporates two separate transactions as described below.

The first part of the exchange was effectuated pursuant to the existing shareholders agreement among the shareholders of Think.  Under the shareholders agreement, Rockport has the right to exchange 7,500,000 Series B Shares for 3,131,250 shares of Ener1 common stock.  As part of this exchange, Rockport will also assign to Ener1 50% of the Series B warrants that it received when it purchased such Series B Shares from Think.  The shareholders agreement also sets the Series B Share exchange price at $1.67, while the exchange price for Ener1 common stock is the higher of $4.00 and the current 15 trading day volume-weighted average price of Ener1 common stock.  Since the 15 day average yielded a price less than $4.00, the exchange will be effectuated using the $4.00 floor price.

Ener1 agreed to exchange 1,130,031 shares of Ener1 common stock for the balance of the Series B Shares subject to the exchange (2,706,660 shares), and such agreement was a condition to Rockport providing $2.5 million of bridge financing to Think (the “Bridge Loans”).  The exchange prices used for this second transaction were the same as the first:  Series B Shares ($1.67) and Ener1 common stock ($4.00).

Ener1 has also agreed to exchange its shares of common stock for the promissory notes evidencing the Bridge Loans.  Rockport will be entitled to receive a number of shares equal to the aggregate principal amount of such notes divided by $4.00 (625,000 shares of Ener1 common stock).

Finally, Ener1 has agreed to register for resale all of the shares of Ener1 common stock being issued to Rockport in connection with the foregoing exchanges.

The foregoing description of the Exchange Agreement is qualified in its entirety by the full text of the Exchange Agreement, which is attached hereto as Exhibit 10.1, and which is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Exchange Agreement between Ener1 and Rockport, dated October 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

October 26, 2010	By:	/s/ Charles Gassenheimer
Name: Charles Gassenheimer
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Exchange Agreement between Ener1 and Rockport, dated October 20, 2010.